Exhibit 99.1
Twilio Announces Second Quarter 2022 Results

•Second Quarter Revenue of $943.4 million, up 41% Year-Over-Year
•Second Quarter Revenue Dollar-Based Net Expansion Rate of 123%
SAN FRANCISCO--(BUSINESS WIRE)--August 4, 2022--Twilio (NYSE: TWLO) (LTSE: TWLO), the customer engagement platform that drives real-time, personalized experiences for today’s leading brands, today reported financial results for its second quarter ended June 30, 2022.
“We closed a strong second quarter, delivering $943 million in revenue and 41% year-over-year growth, while also signing our largest Flex deal ever,” said Jeff Lawson, Twilio’s co-founder and CEO. “Based on our results and what we’re currently seeing, we remain confident in our growth trajectory as our customers continue to turn to Twilio's Customer Engagement Platform to help build direct relationships with their customers. We are closely following the macroeconomic environment and are taking proactive steps that will enable us to remain laser focused on our customers and executing against our top priorities.”
Second Quarter 2022 Financial Highlights
•Revenue of $943.4 million for the second quarter of 2022, up 41% year-over-year, including $34.0 million from Zipwhip. Organic revenue1 grew 33% year-over-year.

•GAAP loss from operations of $311.9 million for the second quarter of 2022, compared with GAAP loss from operations of $202.3 million for the second quarter of 2021.

•Non-GAAP loss from operations of $7.3 million for the second quarter of 2022 compared with non-GAAP income from operations of $4.2 million for the second quarter of 2021.

•GAAP net loss per share attributable to common stockholders, basic and diluted, of $1.77 based on 182.3 million weighted average shares outstanding in the second quarter of 2022, compared with GAAP net loss per share attributable to common stockholders, basic and diluted, of $1.31 based on 173.4 million weighted average shares outstanding in the second quarter of 2021.

•Non-GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.11 based on 182.3 million non-GAAP weighted average shares outstanding in the second quarter of 2022, compared with non-GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.11 based on 173.4 million non-GAAP weighted average shares outstanding in the second quarter of 2021.

Key Metrics
•More than 275,000 Active Customer Accounts as of June 30, 2022, compared to 240,000 Active Customer Accounts as of June 30, 2021.

•Dollar-Based Net Expansion Rate was 123% for the second quarter of 2022, compared to 135% for the second quarter of 2021. Results from acquisitions closed after April 1, 2021, including Zipwhip, do not impact the calculation of this metric in either period.

•8,510 employees as of June 30, 2022.

New Addition to the Board of Directors
The Company announced that Miyuki Suzuki will be joining Twilio’s Board of Directors. Miyuki brings more than four decades of global technology leadership and board member experience in the B2B and B2C segments, extensive knowledge of the APAC market which is a key growth area for Twilio and expertise across telecommunications, hosting and managed services, networking and collaboration and cyber-security. Miyuki is joining the Twilio Board at a critical time in the company’s growth as it doubles down on software sales growth, operating leverage and continued international expansion.

1Organic revenue excludes revenue from Zipwhip and all other acquisitions closed after April 1, 2021, and revenue from 10DLC A2P and related fees imposed by major U.S. carriers on Twilio’s core messaging business.

Outlook
Twilio is initiating guidance for the third quarter ending September 30, 2022.

Q3 FY22 Guidance
Revenue (millions)	$965 - $975
Y/Y Growth	30% - 32%
Organic Y/Y Growth (1)	29% - 30%
Non-GAAP loss from operations (millions) (2)	($70) - ($60)
Non-GAAP loss per share (2)	($0.43) - ($0.37)
Non-GAAP basic shares outstanding (millions)	183
(1) Organic revenue growth guidance excludes all revenue from Zipwhip and all other acquisitions that closed after July 1, 2021.
(2) Includes an estimated $35 million non-cash accrual for the adoption of a new sabbatical program for tenured employees. In the quarters subsequent to the adoption, the impact from this program is not expected to be significant to our results of operations.

Conference Call Information
Twilio posted prepared remarks on its investor relations website at https://investors.twilio.com, and will host a Q&A conference call today, August 4, 2022, to discuss its second quarter 2022 financial results at 2:00 p.m. (PT) / 5:00 p.m. (ET). Investors and analysts should register for the call in advance by visiting https://conferencingportals.com/event/unKcrkys. A live webcast of the conference call, as well as a replay of the call, will be available on the investor relations website. Following the completion of the call through 11:59 p.m. (ET) on August 11, a replay will be available by dialing (800) 770-2030 (United States) or +1 (647) 362-9199 (non-U.S.) and entering passcode 80378.
Twilio uses its investor relations website, its Twitter feed (@twilio), and the Twitter feed of Twilio's Chief Executive Officer, Jeff Lawson (@jeffiel), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
About Twilio Inc.
Today's leading companies trust Twilio's Customer Engagement Platform (CEP) to build direct, personalized relationships with their customers everywhere in the world. Twilio enables companies to use communications and data to add intelligence and security to every step of the customer journey, from sales to marketing to growth, customer service and many more engagement use cases in a flexible, programmatic way. Across 180 countries, millions of developers and hundreds of thousands of businesses use Twilio to create magical experiences for their customers. For more information about Twilio (NYSE: TWLO) (LTSE: TWLO) visit www.twilio.com.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this press release and the accompanying conference call include, but are not limited to, statements about: Twilio’s outlook for the quarter ending September 30, 2022, Twilio's annual revenue run rate based on second quarter results; Twilio's goals regarding delivering non-GAAP operating profitability beginning in 2023 and meeting annual growth rates and long-term non-GAAP gross margin targets; Twilio’s expectations regarding its products and solutions, including demand for its products and solutions based on macroeconomic trends and survey results; Twilio's expectations regarding business benefits and financial impacts from its acquisitions and from its partnerships and investments, including the associated transactions; Twilio's expectations regarding the impact of recent and future privacy changes on certain third party platforms on Twilio and its customers; and Twilio's ability to manage changes in network service provider fees that it pays in connection with the delivery of communications on its platform and the impact of those fees on gross margin. You should not rely upon forward-looking statements as predictions of future events.
The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: adverse changes in general economic or market conditions, including labor shortages, supply chain disruptions, a downturn, recession and inflation; changes in the market for communications; the impact of COVID-19 on Twilio and its customers and partners; Twilio’s ability to adapt its products to meet evolving market and customer demands and rapid technological change; Twilio’s ability to comply with modified or new industry standards, laws and regulations applying to its business; Twilio’s ability to generate sufficient revenues to achieve or sustain profitability; general economic conditions, including a downturn or recession and rising inflation, that may adversely affect a prospective customer's ability or willingness to adopt our products, delay a prospective customer's adoption decision, reduce the revenue that we generate from the use of our products or affect customer retention; retention of customer data platforms like Twilio by organizations in times of macroeconomic uncertainty; Twilio’s ability to effectively manage its growth and increase gross margins; Twilio’s ability to compete effectively in an intensely competitive market; Twilio's ability to attract and retain qualified employees; the technical reliability of Twilio’s products and platform; Twilio's ability to successfully integrate its acquisitions and risks that the anticipated benefits of such acquisitions and partnerships and investments may not be fully realized or may take longer to realize than expected; Twilio's ability to close the transactions associated with such partnerships and investments; the impact of recent and future privacy changes on certain third party platforms on Twilio and its customers; and Twilio's ability to manage changes in network service provider fees that it pays in connection with the delivery of communications on its platform and the impact of those fees on gross margin.
The forward-looking statements contained in this press release and the accompanying conference call are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its most recent report on form 10-K, subsequent reports on form 10-Q, and any amendments to any of the foregoing. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the Securities and Exchange Commission from time to time. Moreover, Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release and the accompanying conference call.
Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release or the accompanying conference call to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
Use of Non-GAAP Financial Measures
To provide investors and others with additional information regarding Twilio’s results, the following non-GAAP financial measures are disclosed:
Non‑GAAP Gross Profit and Non‑GAAP Gross Margin. For the periods presented, Twilio defines non‑GAAP gross profit and non‑GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non‑GAAP Operating Expenses. For the periods presented, Twilio defines non‑GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non‑GAAP Income (Loss) from Operations and Non‑GAAP Operating Margin. For the periods presented, Twilio defines non‑GAAP income (loss) from operations and non‑GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non-GAAP Tax Rate. Twilio utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items that can vary in size and frequency. The non-GAAP tax rate could be subject to change for a variety of reasons, including changes in tax laws and regulations, significant changes in Twilio’s geographic earnings mix, or other changes to Twilio’s strategy or business operations. Twilio re-evaluates its long-term non-GAAP tax rate as appropriate.
Non‑GAAP Net Income (Loss) Attributable to Common Stockholders and Non‑GAAP Net Income (Loss) Per Share Attributable to Common Stockholders, Basic and Diluted. For the periods presented, Twilio defines non-GAAP net income (loss) attributable to common stockholders and non‑GAAP net income (loss) per share attributable to common stockholders, basic and diluted, as GAAP net loss attributable to common stockholders and GAAP net loss per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude, as applicable, certain expenses presented in the table below.
Twilio’s management uses the foregoing non-GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes. Twilio’s management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of results of operations, and assists in comparisons with other companies, many of which use similar non-GAAP financial information to supplement their GAAP results. Non‑GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similarly‑titled non‑GAAP measures used by other companies. Whenever Twilio uses a non-GAAP financial measure, a reconciliation is provided to the most closely applicable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
With respect to Twilio’s guidance as provided under “Outlook” above, Twilio has not reconciled its expectations as to non-GAAP income (loss) from operations to GAAP loss from operations or non-GAAP net income (loss) per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Operating Metrics
Twilio reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of Active Customer Accounts and Dollar-Based Net Expansion Rate.
Number of Active Customer Accounts. Twilio believes that the number of Active Customer Accounts is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Twilio defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which Twilio has recognized at least $5 of revenue in the last month of the period. Twilio believes that use of its platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of its platform or usage at levels below $5 per month. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account.
Dollar-Based Net Expansion Rate. Twilio’s ability to drive growth and generate incremental revenue depends, in part, on the Company’s ability to maintain and grow its relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which Twilio has historically tracked performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts. Twilio’s Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Twilio’s Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when Twilio lowers usage prices on a product. As Twilio’s customers grow their businesses and extend the use of our platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, when Twilio identifies a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new Active Customer Account, this new Active Customer Account is tied to, and revenue from this new Active Customer Account is included with, the original Active Customer Account for the purposes of calculating this metric. Twilio believes that measuring Dollar-Based Net Expansion Rate provides a more meaningful indication of the performance of the Company’s efforts to increase revenue from existing customers.
Twilio’s Dollar-Based Net Expansion Rate compares the total revenue from all Active Customer Accounts in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, Twilio first identifies the cohort of Active Customer Accounts that were Active Customer Accounts in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When Twilio calculates Dollar-Based Net Expansion Rate for periods longer than one quarter, it uses the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period. Revenue from acquisitions does not impact the Dollar-Based Net Expansion Rate calculation until the quarter following the one-year anniversary of the applicable acquisition, unless the acquisition closing date is the first day of a quarter.
Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2022	2021
Revenue	$943,354	$668,931
Cost of revenue	498,065	337,684
Gross profit	445,289	331,247
Operating expenses:
Research and development	279,641	181,280
Sales and marketing	334,958	238,058
General and administrative	142,626	114,183
Total operating expenses	757,225	533,521
Loss from operations	(311,936)	(202,274)
Other expenses, net	(8,239)	(24,293)
Loss before provision for income taxes	(320,175)	(226,567)
Provision for income taxes	(2,594)	(1,286)
Net loss attributable to common stockholders	$(322,769)	$(227,853)

Net loss per share attributable to common stockholders, basic and diluted	$(1.77)	$(1.31)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	182,347,864	173,407,187

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of June 30,	As of December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$798,625	$1,479,452
Short-term marketable securities	3,593,659	3,878,430
Accounts receivable, net	471,915	388,215
Prepaid expenses and other current assets	240,192	186,131
Total current assets	5,104,391	5,932,228
Property and equipment, net	264,767	255,316
Operating right-of-use assets	213,464	234,584
Equity method investment	750,000	—
Intangible assets, net	953,522	1,050,012
Goodwill	5,285,563	5,263,166
Other long-term assets	297,522	263,292
Total assets	$12,869,229	$12,998,598

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$102,039	$93,333
Accrued expenses and other current liabilities	504,810	417,503
Deferred revenue and customer deposits	137,728	140,389
Operating lease liability, current	50,743	52,325
Total current liabilities	795,320	703,550
Operating lease liability, noncurrent	189,068	211,253
Finance lease liability, noncurrent	18,935	25,132
Long-term debt, net	986,619	985,907
Other long-term liabilities	37,292	41,290
Total liabilities	2,027,234	1,967,132
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	183	180
Additional paid-in capital	13,623,300	13,169,118
Accumulated other comprehensive loss	(117,401)	(18,141)
Accumulated deficit	(2,664,087)	(2,119,691)
Total stockholders’ equity	10,841,995	11,031,466
Total liabilities and stockholders’ equity	$12,869,229	$12,998,598

TWILIO INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(544,396)	$(434,395)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	137,744	119,405
Non-cash reduction to the right-of-use asset	25,539	23,200
Net amortization of investment premium and discount	20,274	13,834
Amortization of debt discount and issuance costs	713	5,081
Stock-based compensation	397,366	281,323
Amortization of deferred commissions	26,076	12,394
Value of shares of Class A common stock donated to charity	6,605	16,194
Loss on extinguishment of debt	—	28,986
Other adjustments	9,927	8,313
Changes in operating assets and liabilities:
Accounts receivable	(91,782)	(41,687)
Prepaid expenses and other current assets	(57,997)	(44,604)
Other long-term assets	(52,521)	(39,118)
Accounts payable	6,654	27,078
Accrued expenses and other current liabilities	78,430	65,923
Deferred revenue and customer deposits	(3,984)	7,615
Operating lease liabilities	(31,127)	(23,610)
Other long-term liabilities	(7,662)	290
Net cash (used in) provided by operating activities	(80,141)	26,222
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired and other related payments	(31,697)	(94,178)
Purchases of marketable securities and other investments	(1,325,366)	(2,807,798)
Proceeds from sales and maturities of marketable securities	754,574	754,466
Capitalized software development costs	(22,361)	(21,839)
Purchases of long-lived and intangible assets	(10,779)	(12,140)
Net cash used in investing activities	(635,629)	(2,181,489)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from public offerings, net of underwriters' discounts	—	1,766,400
Payments of costs related to public offerings	(35)	(394)
Proceeds from issuance of senior notes due 2029 and 2031	—	987,500
Payment of debt issuance costs	—	(1,362)
Proceeds from settlements of capped call, net of settlement costs	—	228,412
Principal payments on debt and finance leases	(6,188)	(6,658)
Value of equity awards withheld for tax liabilities	(1,069)	(4,656)
Proceeds from exercises of stock options and shares of Class A common stock issued under ESPP	41,694	55,614
Net cash provided by financing activities	34,402	3,024,856
Effect of exchange rate changes on cash, cash equivalents and restricted cash	313	(143)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(681,055)	869,446
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	1,481,831	933,885
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$800,776	$1,803,331

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended June 30,
	2022	2021
GAAP gross profit	$445,289	$331,247
GAAP gross margin	47%	50%
Non-GAAP adjustments:
Stock-based compensation	3,996	3,024
Amortization of acquired intangibles	31,236	26,204
Payroll taxes related to stock-based compensation	242	—
Non-GAAP gross profit	$480,763	$360,475
Non-GAAP gross margin	51%	54%

GAAP research and development	$279,641	$181,280
Non-GAAP adjustments:
Stock-based compensation	(109,524)	(58,871)
Amortization of acquired intangibles	(420)	(378)
Payroll taxes related to stock-based compensation	(2,610)	(3,767)
Non-GAAP research and development	$167,087	$118,264
Non-GAAP research and development as a % of revenue	18%	18%

GAAP sales and marketing	$334,958	$238,058
Non-GAAP adjustments:
Stock-based compensation	(78,492)	(47,940)
Amortization of acquired intangibles	(20,509)	(18,762)
Payroll taxes related to stock-based compensation	(2,667)	(2,633)
Non-GAAP sales and marketing	$233,290	$168,723
Non-GAAP sales and marketing as a % of revenue	25%	25%

GAAP general and administrative	$142,626	$114,183
Non-GAAP adjustments:
Stock-based compensation	(50,078)	(34,333)
Amortization of acquired intangibles	—	(10)
Acquisition-related expenses	(1,840)	(2,836)
Charitable contributions	(2,373)	(6,789)
Payroll taxes related to stock-based compensation	(647)	(929)
Non-GAAP general and administrative	$87,688	$69,286
Non-GAAP general and administrative as a % of revenue	9%	10%

GAAP loss from operations	$(311,936)	$(202,274)
Operating margin	(33)%	(30)%
Non-GAAP adjustments:
Stock-based compensation	242,090	144,168
Amortization of acquired intangibles	52,165	45,354
Acquisition-related expenses	1,840	2,836
Charitable contributions	2,373	6,789
Payroll taxes related to stock-based compensation	6,166	7,329
Non-GAAP income from operations	$(7,302)	$4,202
Non-GAAP operating margin	(1)%	1%

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended June 30,
	2022	2021
GAAP net loss attributable to common stockholders	$(322,769)	$(227,853)
Non-GAAP adjustments:
Stock-based compensation	242,090	144,168
Amortization of acquired intangibles	52,165	45,354
Acquisition-related expenses	1,840	2,836
Charitable contributions	2,373	6,789
Payroll taxes related to stock-based compensation	6,166	7,329
Amortization of debt discount and issuance costs	375	1,708
Income tax benefit related to acquisition	(1,487)	(143)
Benefit from income tax effects related to Non-GAAP adjustments **	—	1,465
Non-GAAP net loss attributable to common stockholders	$(19,247)	$(18,347)
Non-GAAP net loss attributable to common stockholders as a % of revenue	(2)%	(3)%

GAAP net loss per share attributable to common stockholders, basic and diluted*	$(1.77)	$(1.31)
Non-GAAP adjustments:
Stock-based compensation	1.33	0.83
Amortization of acquired intangibles	0.29	0.26
Acquisition-related expenses	0.01	0.02
Charitable contributions	0.01	0.04
Payroll taxes related to stock-based compensation	0.03	0.04
Amortization of debt discount and issuance costs	—	0.01
Income tax benefit related to acquisition	(0.01)	—
Benefit from income tax effects related to Non-GAAP adjustments **	—	0.01
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.11)

GAAP and non-GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	182,347,864	173,407,187

* Some columns may not add due to rounding

** In 2021 represents the tax effect of the non-GAAP adjustments based on the estimated non-GAAP tax rate of 22%.

CONTACT:
Investor Contact:
Bryan Vaniman
ir@Twilio.com

or

Media Contact:
Carolyn Bos
press@Twilio.com